UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

A copy of the press release issued by Bio-Techne Corporation on February 5, 2025, describing the results of operations for the quarter ended December 31, 2024, and its financial condition as of December 31, 2024 is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, Bio-Techne Corporation (the “Company”) appointed Dr. Amy Herr to the Company’s Board of Directors as an independent director. Dr. Herr’s tenure as a director will begin on February 1, 2025. Dr. Herr will serve on the Science & Technology Committee of the Board of Directors.

Amy E. Herr, Ph.D., is currently a Chancellor’s Professor of Bioengineering at the University of California, Berkeley and the Vice President of Chan Zuckerberg Biohub Network, a group of nonprofit research institutes that focuses on understanding underlying mechanisms of disease and developing new technologies that will lead to actionable diagnostics and effective therapies. Dr. Herr holds a Master of Science degree and a Doctor of Philosophy degree from Stanford University.

Dr. Herr was identified, evaluated, and recruited to join the Board as part of the Board’s two-year process to replace retiring directors Dr. Randy Steer and Dr. Roeland Nusse. The process relied on external resources such as recruiting firms, commercial partners and external networks to source qualified candidates. Dr. Herr was recommended by another candidate who was interviewed during the process. There are no arrangements or understandings between Dr. Herr and any other persons pursuant to which she was selected as a director. Other than as described below, there are no transactions between Dr. Herr or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

Dr. Herr will be entitled to receive compensation for her Board service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 12, 2024, pro-rated for a partial year of service in accordance with Company policy. Consistent with such arrangements, Dr. Herr will receive stock option and restricted stock awards in connection with her appointment pro-rated for the portion of the fiscal year served and vest on the date of the next annual shareholder meeting. Dr. Herr will also enter into an indemnification agreement with the Company in the same form as its other directors have entered, which is filed as Exhibit 10.1 to the Company’s Form 10-Q dated February 8, 2018.

Dr. Herr’s partner, Josh Molho, who is considered an immediate family member pursuant to the instructions to Item 404(a) of Regulation S-K, is a Senior Director of Project Management at a subsidiary of the Company and is expected to earn total compensation in excess of $120,000 for the current fiscal year. He earned approximately $260,000 and $295,000 in total compensation during our 2024 and 2023 fiscal years, respectively, which includes, as applicable, salary, any annual bonus, and the value of any long-term incentive award granted in the applicable fiscal year. He also participates in general welfare and benefit plans. His compensation was established in accordance with the Company’s employment and compensation practices applicable to employees with similar qualifications and responsibilities and holding similar positions.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on February 5, 2025 announcing a cash dividend is attached hereto as Exhibit 99.2.

A copy of the press release issued by Bio-Techne Corporation on February 4, 2025, announcing Dr. Herr’s appointment is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated February 5, 2025, announcing results of operations

99.2	Press Release, dated February 5, 2025, announcing cash dividend

99.3	Press Release, dated February 4, 2025, announcing appointment of Dr. Herr as director

104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: February 5, 2025	By:	/s/ Shane V. Bohnen
Shane V. Bohnen
Senior Vice President, General Counsel and Secretary